                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    ---------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):       AUGUST 24, 1999
                                                      (FEBRUARY 26, 1999)
                                                 ------------------------------


                                   CIBER, INC.
                                   -----------
             (Exact name of registrant as specified in its charter)



         DELAWARE                       0-23488                  38-2046833
         --------                       -------                 -----------
(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)          Identification No.)



            5251 DTC PARKWAY, SUITE 1400, ENGLEWOOD, COLORADO 80111
            --------------------------------------------------------
           (Address of principal executive offices)      (Zip Code)



       Registrant's telephone number, including area code: (303) 220-0100
                                                          ----------------

                                   CIBER, INC.
                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On June 21, 1999, the Board of Directors of CIBER, Inc. ("CIBER") authorized the re-purchase of up to 10% of CIBER's outstanding common stock. CIBER announced the re-purchase program on June 22, 1999. Pursuant to the Security and Exchange Commission Staff Accounting Bulletin No. 96, the initiation of the stock re-purchase program required CIBER to change the accounting for the business combination with Business Impact Systems, Inc. ("BIS") from a pooling of interest to an acquisition using the purchase method of accounting. As a result of changing the accounting for the business combination with BIS from a pooling of interest to a purchase, the acquisition of BIS qualifies as a significant acquisition. Pursuant to the Agreement and Plan of Reorganization and Liquidation by and among CIBER, Inc., CIBER Integration Services, Inc. (a wholly owned subsidiary of CIBER), Business Impact Systems, Inc. and the Affiliated Stockholders of Business Impact Systems, Inc. dated February 26, 1999, CIBER issued 2,401,025 shares of its common stock and granted options for 3,634 shares of its common stock (at an aggregate purchase price of $40,000) in exchange for substantially all of the outstanding assets and liabilities of BIS. The total cost of the acquisition of BIS was approximately $62.1 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

CIBER amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated July 1, 1999 as follows:

         (a) Financial Statements of business acquired (pages F-1 to F-8).

            Business Impact Systems, Inc.

                  -        Independent Auditors' Report

                  -        Balance Sheet as of December 31, 1998

                  -        Statement of Operations for the year ended December
                           31, 1998

                  - Statement of Shareholders' Equity for the year ended December 31, 1998

                  -        Statement of Cash Flows for the year ended December
                           31, 1998

                  -        Notes to Financial Statements

         (b) Pro forma financial information (pages F-9 to F-11).

                  - Introduction to Unaudited Pro Forma Combined Financial Statements

                  - Pro Forma Combined Statement of Operations for the six months ended December 31, 1998

                  - Pro Forma Combined Statement of Operations for the year ended June 30, 1998

         (c) Exhibits

             23.1  Consent of KPMG LLP


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     CIBER, INC.


Date:    August 24, 1999                    By: /s/ Christopher L. Loffredo
                                                -----------------------------
                                                Christopher L. Loffredo
                                                V.P./Chief Accounting Officer

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
CIBER, Inc.:

We have audited the accompanying balance sheet of Business Impact Systems, Inc. as of December 31, 1998 and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Business Impact Systems, Inc. at December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            KPMG LLP


Denver, Colorado
August 16, 1999

                          BUSINESS IMPACT SYSTEMS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1998

IN THOUSANDS, EXCEPT SHARE DATA

ASSETS
Current assets:
   Cash                                                              $        313
   Available-for-sale securities                                            3,284
   Accounts receivable - trade, net of allowance for doubtful
       accounts of $50                                                      4,826
   Prepaid expenses and other assets                                          250
                                                                     ------------
               Total current assets                                         8,673
                                                                     ------------
Property and equipment, at cost                                               117
Less accumulated depreciation                                                 (97)
                                                                     ------------
               Net property and equipment                                      20
                                                                     ------------
Other assets                                                                  146
                                                                     ------------
               Total  assets                                         $      8,839
                                                                     ------------
                                                                     ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Cash overdraft                                                    $      2,045
   Trade payables and accrued expenses                                          1
   Deferred income taxes                                                    2,087
                                                                     ------------
               Total current liabilities                                    4,133
                                                                     ------------
Commitments and contingencies                                                  --
Shareholders' equity:
   Common stock, $0.10 par value,  500,000 shares authorized,
           150,000 shares issued and outstanding                               15
   Additional paid-in capital                                                 146
   Retained earnings                                                        4,381
   Accumulated other comprehensive income, net of tax of $110                 164
                                                                     ------------
               Total shareholders' equity                                   4,706
                                                                     ------------
               Total liabilities and shareholders' equity            $      8,839
                                                                     ------------
                                                                     ------------




See accompanying notes to financial statements.

                          BUSINESS IMPACT SYSTEMS, INC.
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

IN THOUSANDS

Consulting services revenues                                $    15,247

Cost of consulting services                                       8,244
Selling, general and administrative expenses                      4,181
                                                           ------------
          Operating income                                        2,822

Interest and other income                                           265
                                                           ------------
          Income before income taxes                              3,087

Income tax expense                                                1,192
                                                           ------------

          Net income                                        $     1,895
                                                           ------------
                                                           ------------






See accompanying notes to financial statements

                          BUSINESS IMPACT SYSTEMS, INC.
                        STATEMENT OF SHAREHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1998

                                                                                                       ACCUMULATED
                                                                           ADDITIONAL                   OTHER           TOTAL
IN THOUSANDS                                                      COMMON     PAID-IN     RETAINED   COMPREHENSIVE    SHAREHOLDERS'
                                                                  STOCK      CAPITAL     EARNINGS       INCOME          EQUITY
Balances at January 1, 1998                                        $ 15        $ 146     $ 2,486          $ 80            $ 2,727

     Net Income                                                       -            -       1,895             -              1,895
     Unrealized gains on securities, net of
         reclassification adjustment (see disclosure below)           -            -           -            84                 84
                                                                                                                      -----------
     Comprehensive income                                                                                                   1,979
                                                                 ----------------------------------------------------------------
BALANCES AT DECEMBER 31, 1998                                      $ 15        $ 146     $ 4,381         $ 164            $ 4,706
                                                                 ----------------------------------------------------------------
                                                                 ----------------------------------------------------------------
DISCLOSURE OF RECLASSIFICATION AMOUNT:

     Unrealized holding gains during current period                                                                          $ 94
     Less: reclassification adjustment for gains
          included in net income                                                                                              (10)
                                                                                                                      -----------
     Net unrealized gains on securities                                                                                      $ 84
                                                                                                                      -----------
                                                                                                                      -----------







See accompanying notes to financial statements.

                            BUSINESS IMPACT SYSTEMS, INC.
                               STATEMENT OF CASH FLOWS
                            YEAR ENDED DECEMBER 31, 1998

IN THOUSANDS

OPERATING ACTIVITIES:
     Net income                                                    $ 1,895
     Adjustments to reconcile net income to net cash
          provided by operating activities:
               Depreciation                                             26
               Deferred income taxes                                 1,063
               Changes in operating assets and liabilities
                    Accounts receivable                             (2,312)
                    Prepaid expenses and other assets                 (177)
                                                                   -------
                         Net cash provided by operating activities     495
                                                                   -------

INVESTING ACTIVITIES:
     Purchases of property and equipment                               (18)
     Purchases of available-for-sale securities                     (1,790)
     Sales of available-for-sale securities                            324
                                                                   -------
                         Net cash used in investing activities      (1,484)
                                                                   -------

FINANCING ACTIVITIES:
     Change in cash overdraft                                          673
                                                                   -------
                         Net cash provided by financing activities     673
                                                                   -------

                         Net decrease in cash                         (316)
Cash, beginning of the year                                            629
                                                                   -------
Cash, end of the year                                                $ 313
                                                                   -------
                                                                   -------


See accompanying notes to financial statements.

                          BUSINESS IMPACT SYSTEMS, INC.

                          Notes to Financial Statements

                                December 31, 1998

(1)      BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

         (a)      DESCRIPTION OF BUSINESS

                  Business Impact Systems, Inc. (BIS or the Company) was organized in August 1993. Located in Herndon, Virginia, the Company was a provider of computer consulting and advisory services in the Mid-Atlantic and Southeastern United States, specializing in systems and network engineering and operational support. The Company provided these services to private industry, government agencies and non-profit organizations.

                  In February 1999, CIBER, Inc. acquired substantially all of the assets and liabilities of the Company. As a result of the acquisition, certain employment and compensation agreements were terminated. The accompanying financial statements do not reflect the effects of the acquisition.

         (b)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from these estimates.

         (c)      CONCENTRATIONS OF CREDIT RISK

                  The accounts receivable balance consists of a small group of large customers. Four customers account for approximately 65% of the total accounts receivable balance.

         (d)      AVAILABLE-FOR-SALE SECURITIES

                  Management considers all marketable equity securities as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in interest and other income. In accordance with Statement of Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME, unrealized gains and losses, net of tax, are not included in operations but are included as other comprehensive income or loss in shareholders' equity.

         (e)      PROPERTY AND EQUIPMENT

                  Property and equipment, which consists primarily of office furniture and equipment, is stated at cost and depreciated using an accelerated method over useful lives ranging from 3 to 7 years.

                          BUSINESS IMPACT SYSTEMS, INC.

                          Notes to Financial Statements

                                December 31, 1998

         (f)      CASH OVERDRAFT

                  The Company has reflected uncleared checks outstanding in excess of bank balances as a cash overdraft which was eliminated in January 1999 through the collection of accounts receivable.

         (g)      REVENUE RECOGNITION

                  The Company recognizes revenue when consulting services are provided.

         (h)      INCOME TAXES

                  Deferred tax assets and liabilities are recognized for expected future tax consequences of events that have been included in the financial statements and/or income tax returns. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

(2)      AVAILABLE-FOR-SALE SECURITIES

         The Company has unrealized gains on available-for-sale securities, which consist entirely of mutual funds, of $274,000 at December 31, 1998. Realized gains on available-for-sale securities, using the average-cost method, were $17,000 in 1998. Fair values are based on quoted market prices.

(3)      INCOME TAXES

         The components of the deferred income tax liability at December 31, 1998 are (in thousands):

         Accounts receivable                                   $          1,987
         Prepaid expenses                                                   100
                                                               ----------------

               Deferred income tax liability                   $          2,087
                                                               ----------------
                                                               ----------------

         Income tax expense consists of the following for the year ended December 31, 1998 (in thousands):

         Current:
             Federal                                  $            108
             State                                                  21
                                                      ----------------

                                                                   129
                                                      ----------------

         Deferred:
             Federal                                               869
             State                                                 194
                                                      ----------------

                                                                 1,063
                                                      ----------------

                   Total income tax expense           $          1,192
                                                      ----------------
                                                      ----------------

                          BUSINESS IMPACT SYSTEMS, INC.

                          Notes to Financial Statements

                                December 31, 1998

       Cash payments for the year ended December 31, 1998 for income taxes were approximately $129,000.

       Income tax expense differs from the amounts computed by applying the statutory U.S. Federal income tax rate of 34% as a result of the following (in thousands):

              Tax at federal statutory rate                    $          1,050
              State income taxes, net of federal
                  income tax benefit                                        142
                                                               ----------------

                      Income tax expense                       $          1,192
                                                               ----------------
                                                               ----------------

(4)      RETIREMENT AND PROFIT SHARING PLAN

         The Company has a 401(k) plan (the Plan). Eligible participants include all employees who have completed 1 month of service and are at least 21 years of age. Company contributions to the plan are at the sole discretion of the Company's Board of Directors. The Company has made no such contributions through December 31, 1998. The Company has established profit sharing plans for officers and employees of the Company whereby each individual is eligible for profit sharing, as defined in the profit sharing plans. Payments under the profit sharing plans were approximately $1.4 million for the year ended December 31, 1998.

(5)      COMMITMENTS

         The Company leases certain office space under non-cancelable operating lease agreements. Rent expense was approximately $105,000 for the year ended December 31, 1998. Future minimum lease payments under these non-cancelable operating lease arrangements are as follows (in thousands):

              1999                                             $             68
              2000                                                           22
              2001                                                           15
              2002                                                           15
              2003                                                            3
                                                               ----------------

                                                               $            123
                                                               ----------------
                                                               ----------------

       In August 1997, the Company began leasing a building from the majority shareholder for business retreats and meetings. Rent expense for this lease was $23,000 in 1998. The remaining minimum lease payments under the agreement are as follows (in thousands):

              1999                                             $             23
              2000                                                           15
                                                               ----------------

                                                               $             38
                                                               ----------------
                                                               ----------------

                          CIBER, INC. AND SUBSIDIARIES

                            INTRODUCTION TO UNAUDITED
                     PRO FORMA COMBINED FINANCIAL STATEMENTS

The following pro forma combined statements of operations of CIBER, Inc. and Subsidiaries ("CIBER") combine the results of operations of Business Impact Systems, Inc. ("BIS") assuming the acquisition of BIS occurred at the beginning of each period presented. The pro forma combined financial statements are based on available information and on certain adjustments which CIBER believes are reasonable. The pro forma combined financial statements are provided for informational purposes only and do not purport to present the results of operations of CIBER had the transactions occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.

BIS's fiscal year ended on December 31, where as CIBER's fiscal year ends on June 30. In preparing the pro forma combined financial statements, BIS's fiscal year has been conformed with CIBER's. The historical statement of operations of CIBER for the year ended June 30, 1998 has been restated for the August 1998 pooling of interests with EJR Computer Associates, Inc.

A pro forma combined balance sheet has not been presented because the transaction has already been reported in CIBER's balance sheet as of March 31, 1999 as filed on a Form 10-Q/A.

                          CIBER, INC. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1998
                                   (UNAUDITED)

                                                             HISTORICAL
                                                    --------------------------        PRO FORMA             PRO FORMA
                                                       CIBER            BIS          ADJUSTMENTS             COMBINED
                                                    ----------     -----------      -------------          ----------
IN THOUSANDS, EXCEPT SHARE DATA

Consulting services                                   $303,153        $  8,429               -               $311,582
Other revenues                                          36,561               -               -                 36,561
                                                    ----------     -----------      -------------          ----------
     Total revenues                                    339,714           8,429               -                348,143
                                                    ----------     -----------      -------------          ----------

Cost of consulting services                            194,660           4,558               -                199,218
Cost of other revenues                                  25,221               -               -                 25,221
Selling, general and administrative expenses            74,239           2,259               -                 76,498
Amortization of intangible assets                        2,151               -           1,764    (1)           3,915
Merger costs                                             1,535               -               -                  1,535
                                                    ----------     -----------      -------------          ----------
     Operating income                                   41,908           1,612          (1,764)                41,756
Interest and other income                                1,330             209               -                  1,539
Interest expense                                             -               -               -                      -
                                                    ----------     -----------      -------------          ----------
     Income before income taxes                         43,238           1,821          (1,764)                43,295
Income tax expense                                      17,801             702            (150)   (2)          18,353
                                                    ----------     -----------      -------------          ----------
     Net income                                     $   25,437       $   1,119      $   (1,614)              $ 24,942
                                                    ----------     -----------      -------------          ----------
                                                    ----------     -----------      -------------          ----------

Pro forma information:
     Historical net income                          $   25,437      $    1,119      $   (1,614)              $ 24,942
     Pro forma adjustment to income tax expense              -               -               -                      -
                                                    ----------     -----------      -------------          ----------
     Pro forma net income                           $   25,437      $    1,119      $   (1,614)              $ 24,942
                                                    ----------     -----------      -------------          ----------
                                                    ----------     -----------      -------------          ----------

     Pro forma income per share - basic             $     0.48                                               $   0.45

     Pro forma income per share - diluted           $     0.46                                               $   0.43

Weighted average shares - basic                         53,314                           2,401    (3)          55,715

Weighted average shares - diluted                       55,324                           2,401    (3)          57,725



(1) To reflect amortization of goodwill of $1,389,000 and amortization of non-compete agreements of $375,000 resulting from the acquisition.

(2) To reflect the tax benefit of the amortization of non-compete agreements. Since the acquisition was a tax-free reorganization for income tax purposes, the amortization of goodwill is not tax deductible.

(3) To reflect the issuance of CIBER's common stock in connection with the acquisition of BIS.

                          CIBER, INC. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1998
                                   (UNAUDITED)

                                                             HISTORICAL
                                                    --------------------------        PRO FORMA             PRO FORMA
                                                       CIBER            BIS          ADJUSTMENTS             COMBINED
                                                    ----------     -----------      -------------          ----------
IN THOUSANDS, EXCEPT SHARE DATA

Consulting services                                   $516,692       $  11,577               -               $528,269
Other revenues                                          59,796               -               -                 59,796
                                                    ------------   -------------    ---------------        -------------
     Total revenues                                    576,488          11,577               -                588,065
                                                    ------------   -------------    ---------------        -------------

Cost of consulting services                            332,356           6,175               -                338,531
Cost of other revenues                                  43,150               -               -                 43,150
Selling, general and administrative expenses           134,640           3,433               -                138,073
Amortization of intangible assets                        3,936               -           3,528      (1)         7,464
Merger costs                                             4,538               -               -                  4,538
                                                    ----------     -----------      -------------          ----------
     Operating income                                   57,868           1,969          (3,528)                56,309
Interest and other income                                1,767             170               -                  1,937
Interest expense                                          (232)              -               -                   (232)
                                                    ----------     -----------      -------------          ----------
     Income before income taxes                         59,403           2,139          (3,528)                58,014
Income tax expense                                      22,926             828            (300)     (2)        23,454
                                                    ----------     -----------      -------------          ----------
     Net income                                     $   36,477       $   1,311      $   (3,228)              $ 34,560
                                                    ----------     -----------      -------------          ----------
                                                    ----------     -----------      -------------          ----------

Pro forma information:
     Historical net income                          $   36,477      $    1,311      $   (3,228)              $ 34,560
     Pro forma adjustment to income tax expense         (2,207)              -               -                 (2,207)
                                                    ----------     -----------      -------------          ----------
     Pro forma net income                           $   34,270      $    1,311      $   (3,228)              $ 32,353
                                                    ----------     -----------      -------------          ----------
                                                    ----------     -----------      -------------          ----------

     Pro forma income per share - basic             $     0.67                                               $   0.60

     Pro forma income per share - diluted           $     0.64                                               $   0.58

Weighted average shares - basic                         51,355                           2,401      (3)        53,756

Weighted average shares - diluted                       53,843                           2,401      (3)        56,244



(1) To reflect amortization of goodwill of $2,778,000 and amortization of non-compete agreements of $750,000 resulting from the acquisition.

(2) To reflect the tax benefit of the amortization of non-compete agreements. Since the acquisition was a tax-free reorganization for income tax purposes, the amortization of goodwill is not tax deductible.

(3) To reflect the issuance of CIBER's common stock in connection with the acquisition of BIS.